                              CONSULTING AGREEMENT


This CONSULTING AGREEMENT ("Agreement") is entered into as of December 15, 1997, between Cybernet Internet-Dienstleistungen AG, a German corporation ("Cybernet"), and Eiderdown Trading Ltd., a Bahamas company ("Eiderdown").

Whereas Cybernet intends to acquire 66% of the total share capital of Eclipse s.r.l. with its registered seat in Rovereto, Italy ("Eclipse");

whereas Eiderdown rendered to Cybernet certain consulting services in connection with the Italian internet provider market and the acquisition of an Italian internet provider;

whereas Cybernet will be entitled to transfer 27,000 of the common stock, par value $0.001 of Cybernet Internet Services International Inc. (Cyber U.S.), a Utah corporation, listed at the OTC Bulletin Board of the NASDAQ;

the parties agree as follows:

     1. Cybernet will transfer 27,000 shares of common stock, par value $0.001 of Cyber U.S. as a consideration for certain consulting services rendered by Eiderdown to Cybernet in connection with the Italian internet provider market and the acquisition of an Italian internet provider.

     2. The 27,000 shares of Cyber U.S. will be transferred by Cybernet on or before June 30, 1998 at the expense of Cybernet to Banco Del Gottardo, Lugano, Switzerland, as Pooling Trustee (the "Pooling Trustee") provided that Eiderdown will have executed a pooling trust agreement (the "Pooling Trust Agreement"), substantially accepted by Cybernet, with the Pooling Trustee providing that the 27,000 shares of Cyber U.S. shall be held by the Pooling Trustee and not sold until released by the Pooling Trustee, that 6,750 of such shares shall be released one year after the Pooling Trustee has received the 27,000 shares of Cyber U.S., that an additional 6,750 of such shares shall be re-leased on January 1, 2000, and that the remaining 13,500 of such shares shall be released on January 1, 2001.

     3. Cybernet represents to Eiderdown, that Eiderdown will receive after the time by time release of the 27,000 shares of Cyber U.S. as provided herein free trading stock with respect to applicable U.S. securities law, either by filing a registration statement to the Securities Exchange Commission or by an applicable exemption of such registration requirements. As soon as a registration statement has been done Cybernet shall forward a copy to Eiderdown.

     4. Cybernet agrees to indemnify Eiderdown in respect of any and all damages, losses and expenses suffered, incurred or sustained by Eiderdown resulting from any misrepresentation or nonfulfillment of or failure to perform any covenant contained in this Agreement.

     5. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior arrangements and understandings, both written and oral, expressed or implied, with respect thereto.

     6. All notices and other communications required or permitted to under this Agreement must be in writing and will be deemed given if sent by personal delivery, fax with electronic confirmation of delivery, nationally-recognized overnight courier company that is able to provide proof or receipt of delivery, or registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as may be specified by like notice):

          If to Cybernet or Cyber U.S.: Andreas Eder
                                        Cybernet Internet -- Dienstleistungen AG
                                        Stefan-George-Ring 19
                                        D-81929 Munich, Germany
                                        Tel: 49-89-993-150
                                        Fax: 49-89-993-15-199

          With a copy to:               Dr. Hubert Besner
                                        Besner, Kreifels, Weber
                                        Widenmayerstr 41
                                        80538 Munich, Germany
                                        Tel: 49-89-21-99-920
                                        Fax: 49-89-21-99-9233

          If to Eiderdown Trading Ltd.: Eiderdown Trading Ltd.
                                        IBM House
                                        P.O. Box 6312
                                        Nassau, Bahamas

          If to Pooling Trustee.:       Banca del Gottardo
                                        Via S. Franscini
                                        6900 Lugano, Switzerland
                                        Fax: 41-91-8082451


     7. This Agreement will be governed by and construed in accordance with the laws of the Federal Republic of Germany applicable to contracts made and to be performed therein, without regard to conflicts of laws principles.

     8. This Agreement may be executed by delivery of executed signature pages by fax and such fax execution will be effective for all purposes.

Executed on December 15, 1997

Cybernet Internet-Dienstleistungen AG   Eiderdown Trading Ltd.

By:                                     By:

     Name:                                   Name:

     Title:                                  Title: